As filed with the Securities and Exchange Commission on August 8, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MOELIS & COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-4500216 (I.R.S. Employer Identification No.)

399 Park Avenue, 5th Floor

New York, New York 10022

(Address of Principal Executive Offices)

MOELIS & COMPANY 2014 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Osamu R. Watanabe Esq.

General Counsel

Moelis & Company

399 Park Avenue, 5th Floor

New York, New York 10022

(212) 883-3800

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Joseph A. Coco, Esq.

Richard B. Aftanas, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

(212) 735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Class A common stock, par value $0.01 per share	8,142,983	$33.96	(2)	$276,535,702.68	$35,617.80

(1)          This registration statement covers (i) 8,142,983 shares of Class A common stock, par value $0.01, of the Company (“Class A Common Stock”) that may be issued under the Moelis & Company 2014 Omnibus Incentive Plan (the “Plan”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of additional shares that may become issuable under the terms of the Plan by reason of any share split, share dividend, recapitalization or other similar transaction effected without the Company’s receipt of consideration which results in an increase in the number of the outstanding shares of Class A Common Stock.

(2)          Calculated pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act based on a price of $33.96 per share, which is the average of the high and low price per share as reported by The New York Stock Exchange on August 5, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*  The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Moelis & Company 2014 Omnibus Incentive Plan (the “Plan”) as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed by Moelis & Company (the “Company”) with the SEC pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this registration statement:

(a)           The Company’s prospectus, dated April 15, 2014, filed pursuant to Rule 424(b) under the Securities Act (Registration No. 333-194306);

(b)           The description of the Company’s Class A common stock, par value $0.01 (the “Class A Common Stock”) contained in the registration statement on Form 8-A, dated April 11, 2014, filed to register such securities under the Exchange Act, including any amendment or report filed for the purpose of updating such description;

(c)           The Company’s Quarterly Report on Form 10-Q for quarter ended March 31, 2014; and

(d)           The Company’s Current Reports on Form 8-K filed on April 22, 2014 and July 1, 2014.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”), provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article Tenth of the Registrant’s amended and restated certificate of incorporation provides for indemnification by the Registrant of members of its board of directors, members of committees of its board of directors and of other committees of the Registrant, and its executive officers, and allows the Registrant to provide indemnification for its other officers and its agents and employees, and those serving another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant, in each case to the maximum extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for such limitation of liability.

The Registrant has also entered into separate indemnification agreements with each of its directors which are in addition to the Registrant’s indemnification obligations under its amended and restated certificate of incorporation. These indemnification agreements may require the Registrant, among other things, to indemnify its directors against expenses and liabilities that may arise by reason of their status as directors, subject to certain exceptions. These indemnification agreements may also require the Registrant to advance any expenses incurred by its directors as a result of any proceeding against them as to which they could be indemnified and to obtain and maintain directors’ and officers’ insurance.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement and is incorporated herein by reference.

Item 9.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the undersigned registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the undersigned registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 8, 2014.

MOELIS & COMPANY

By:	/s/ Kenneth Moelis
Name:	Kenneth Moelis
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Kenneth Moelis, Elizabeth Crain, Joseph Simon and Osamu Watanabe, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Kenneth Moelis	Chairman and Chief Executive Officer (Principal Executive Officer)	August 8, 2014
Kenneth Moelis

/s/ Joseph Simon	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2014
Joseph Simon

/s/ Navid Mahmoodzadegan	Director	August 8, 2014
Navid Mahmoodzadegan

/s/ Jeffrey Raich	Director	August 8, 2014
Jeffrey Raich

/s/ J. Richard Leaman III	Director	August 8, 2014
J. Richard Leaman III

/s/ Stephen F. Bollenbach	Director	August 8, 2014
Stephen F. Bollenbach

/s/ Kenneth L. Shropshire	Director	August 8, 2014
Kenneth L. Shropshire

INDEX OF EXHIBITS

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 22, 2014)

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 22, 2014)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Deloitte & Touche LLP, independent registered public accountants

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	Moelis & Company 2014 Omnibus Incentive Plan